EXHIBIT 21.1
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                    PrimeSource Healthcare, Inc. Subsidiaries
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1.   Cathtec, Inc., a Massachusetts corporation (not operational).

2.   Fiber  Imaging  Technologies,   Inc.,  a  Massachusetts   corporation  (not
     operational).

3.   CardioDyne, Incorporated, a Massachusetts corporation (not operational).

4.   PrimeSource Surgical, Inc., a Delaware corporation.

5.   Bimeco, Inc., a Florida corporation.

6.   Ruby Merger Sub, Inc., a Delaware corporation